EXHIBIT 99.1

Republic Announces First Quarter Net Income of $8.3 Million with Diluted Earnings per Class A Common Stock of $0.39

April 19, 2007

Contact: Kevin Sipes

Executive Vice President & CFO

Louisville, KY — Republic Bancorp, Inc. (Republic or the Company) (NASDAQ: RBCAA), the holding company for Republic Bank & Trust Company and Republic Bank, posted net income of $8.3 million for the first quarter of 2007, with diluted earnings per Class A Common Stock of $0.39. This compares to net income of $9.7 million and diluted earnings per Class A Common Stock of $0.46 for the same period in 2006. “The first quarter at Republic was one of continued transition as we diversified our focus toward building both our commercial and consumer client base while enhancing our tax business. While the Company’s income fell short of expectations, we were pleased that we achieved early success building our customer base to over 89,000 households at quarter-end,” commented Steve Trager, President & CEO of Republic.

Overall asset quality remained very strong during the first quarter of 2007. The Company’s level of delinquencies and non-performing loans were very good compared to peer with non-performing loans remaining under one-half of one percent of outstanding loans at 0.30% as of March 31, 2007. These positive factors helped support a provision for loan losses of only $209,000 for the first quarter of 2007 in the Company’s traditional banking segment. “There has been a tremendous amount of national focus on the sub-prime mortgage loan market and the negative effects it could have on the future of the banking industry. I am very glad to say that Republic chose to maintain its strict underwriting standards and not enter the sub-prime mortgage loan market or compromise our underwriting standards during the last few years while many institutions did so due to pressure to produce higher volumes. Even now in an extremely difficult growth environment, we continue to adhere to our very strict underwriting standards, maintaining our commitment to not sacrifice long-term value for the benefit of short-term gain,” commented Scott Trager, President of Republic Bank & Trust Company.

The end of the first quarter brought the completion of the 2007 tax season for Tax Refund Solutions (“TRS”). Refund anticipation loan (“RAL”) volume increased 38% compared to the first quarter of 2006, while overall earnings were lower compared to the same period due to expected higher losses associated with the RALs. Altogether, the Company reserved $6.6 million for current year RAL losses during the first quarter of 2007 compared to $2.7 million reserved during the first quarter of 2006. During both 2007 and 2006, a portion of these loss reserves were included as a reduction to Net RAL securitization income. “We fell short of our earnings goals for the tax business during the first quarter primarily due to a dramatic increase in loss reserves resulting from a greater uncertainty in funding from the IRS,” noted Steve Trager.

Total net interest income for the first quarter increased $1.9 million compared to the same period in 2006 while net interest income within the traditional Banking segment increased $1.1 million or 6% for the same period. The increase in net interest income in the traditional banking segment was driven by year over year growth in the loan portfolio. Residential real estate loans increased $88 million from March 31, 2006, while commercial real estate loans increased $57 million during the same period. To moderate the continued contraction on its margin, the Company refinanced $100 million in overnight borrowings from the Federal Home Loan Bank with an approximate cost of 5.25% into a 10-year fixed rate advance with a 3-year put option at an average cost of 4.39%.

Non interest income increased $1.3 million, or 12%, for the first quarter of 2007 compared to the same period in 2006. Net RAL securitization income increased $593,000 for the first quarter of 2007 compared to 2006, while deposit fee income increased $489,000, or 13%, for the same periods. The increase in deposit fee income resulted from growth in the Company’s retail checking account base, which surpassed 71,000 accounts at March 31, 2007. “Growing non interest income, in particular deposit fee income remains a strategic initiative in 2007 as we continue to work to offset the on-going pressure on our net interest margin resulting from the inverted yield curve,” further commented Scott Trager.

Non interest expense increased 16% for the first quarter of 2007 to $23.0 million. The increase in non interest expense primarily resulted from an increase in personnel and occupancy costs related to additional sales staff and new banking center locations. In addition, the Company recorded a charge of approximately $550,000 associated with an adverse judgment of a previously disclosed lawsuit.

“Controlling non-interest expense will remain a major focus for the Company as we continue our investment in the future through the opening of new locations and introduction of new technology. During the first quarter, the Company completed testing of its ‘Remote Deposit Capture’ product, which will allow our clients to make customer check deposits electronically instead of driving the deposits to a Republic banking center. The Company, which has 47,000 of its clients who utilize internet banking and receives an average of 74,000 calls per month in its Telebanking center, also began the process of replacing its telephone system and business on-line banking system. In addition, management also began a project during the first quarter to identify a replacement for its core operating system by the end of 2008. All of these technology investments are being made to not only enhance the client’s experience with the Bank, but to make the Company more efficient and more profitable over the long-term,” further commented Steve Trager.

“Although we have many challenges, we believe challenges provide great opportunity. The Company continues to make significant investments for the future, particularly in Florida where we have successfully transitioned GulfStream Community Bank’s associates, clients, systems, and products into Republic. We will work hard in 2007 to implement our long-term growth strategy there as well. In addition, we believe there is a tremendous amount of opportunity in the tax business, which represents a meaningful portion of our Company’s on-going earnings. I think Republic is uniquely positioned to benefit from this opportunity as we remain steadfast in our disciplined approach and focus on strong traditional banking fundamentals — the foundation of our Company. We will continue to operate our long-term strategic plan while being mindful of why we have achieved our success in the past,” concluded Steve Trager.

Republic Bancorp, Inc. (Republic) has 38 banking centers, and is the parent company of: Republic Bank & Trust Company with 34 banking centers in ten Kentucky communities — Bowling Green, Covington, Elizabethtown, Fort Wright, Frankfort, Georgetown, Lexington, Louisville, Owensboro, and Shelbyville and two banking centers in Jeffersonville and New Albany, Indiana. Republic Bank has two banking centers in Port Richey and New Port Richey, Florida. Republic Bank & Trust Company operates two Republic Finance offices in Louisville, as well as Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic Bank offers internet banking at www.republicbank.com. Republic has $3.0 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic Class A Common Stock is listed under the symbol ‘RBCAA’ on the NASDAQ Global Select Market.

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Republic’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2006 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information

First Quarter 2007 Earnings Release

(all amounts other than per share amounts and number of employees are expressed in thousands unless otherwise noted)

Balance Sheet Data

	March 31, 2007	Dec. 31, 2006	March 31, 2006
Assets:
Cash and cash equivalents	$78,447	$81,613	$74,952
Investment securities	525,077	561,772	462,611
Mortgage loans held for sale	12,914	5,724	6,756
Loans	2,309,121	2,300,888	2,120,422
Allowance for loan losses	(11,487)	(11,218)	(11,023)
Federal Home Loan Bank stock, at cost	23,453	23,111	21,905
Premises and equipment, net	36,019	36,560	32,198
Goodwill	10,025	10,016	—
Other assets and accrued interest receivable	38,268	38,321	31,102
Total assets	$3,021,837	$3,046,787	$2,738,923

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$306,923	$279,026	$300,142
Interest-bearing deposits	1,398,240	1,413,696	1,336,253
Total deposits	1,705,163	1,692,722	1,636,395

Securities sold under agreements to repurchase and other short-term borrowings	445,055	401,886	314,671
Federal Home Loan Bank advances	548,528	646,572	494,513
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	37,418	27,019	30,556
Total liabilities	2,777,404	2,809,439	2,517,375

Stockholders’ equity	244,433	237,348	221,548
Total liabilities and Stockholders’ equity	$3,021,837	$3,046,787	$2,738,923

Average Balance Sheet Data from Continuing Operations

	Three Months Ended March 31,
Assets:	2007	2006
Federal funds sold and other	$10,266	$5,713
Investment securities	579,516	524,139
Loans and fees	2,333,647	2,103,869
Total earning assets	2,923,429	2,633,721
Total assets	3,050,905	2,746,757

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$307,179	$302,954
Interest-bearing deposits	1,387,040	1,318,936
Securities sold under agreements to repurchase and other short-term borrowings	432,698	329,233
Federal Home Loan Bank advances	607,375	504,719
Subordinated note	41,240	41,240
Total interest-bearing liabilities	2,468,353	2,194,128
Stockholders’ equity	239,182	219,847

Republic Bancorp, Inc. Financial Information

First Quarter 2007 Earnings Release (continued)

Income Statement Data
	Three Months Ended March 31,
	2007	2006

Total interest income (1)	$52,426	$44,373
Total interest expense	25,177	19,004
Net interest income	27,249	25,369

Provision for loan losses	3,680	1,330

Service charges on deposit accounts	4,152	3,663
Electronic refund check fees	3,429	3,428
Net RAL securitization income	2,607	2,014
Mortgage banking income	542	455
Debit card interchange fee income	1,004	840
Other	400	439
Total non interest income	12,134	10,839

Salaries and employee benefits	12,343	11,368
Occupancy and equipment, net	4,047	3,723
Communication and transportation	948	707
Marketing and development	821	580
Bankshares tax	663	556
Data processing	586	530
Debit card interchange expense	517	388
Supplies	458	348
Other	2,587	1,641
Total non interest expenses	22,970	19,841

Income from continuing operations before income tax expense	12,733	15,037
Income tax expense from continuing operations	4,427	5,176

Income from continuing operations before discontinued operations, net of income tax expense	8,306	9,861

Loss from discontinued operations before income tax expense	—	(174)
Income tax benefit from discontinued operations	—	(60)

Loss from discontinued operations, net of income tax benefit (2)	—	(114)

Net income	$8,306	$9,747

Republic Bancorp, Inc. Financial Information

First Quarter 2007 Earnings Release (continued)

	Three Months Ended March 31,
	2007	2006
Per Share Data (3):
Basic average shares outstanding	20,602	20,457
Diluted average shares outstanding	21,196	21,023

End of period shares outstanding:
Class A Common Stock	18,266	18,127
Class B Common Stock	2,350	2,359

Book value per share	$11.86	$10.84

Earnings per share from continuing operations:
Basic earnings per Class A Common Stock	0.40	0.48
Basic earnings per Class B Common Stock	0.40	0.48
Diluted earnings per Class A Common Stock	0.39	0.47
Diluted earnings per Class B Common Stock	0.38	0.46

Earnings per share from discontinued operations (2):
Basic earnings per Class A Common Stock	0.00	0.00
Basic earnings per Class B Common Stock	0.00	(0.01)
Diluted earnings per Class A Common Stock	0.00	(0.01)
Diluted earnings per Class B Common Stock	0.00	0.00

Earnings per share:
Basic earnings per Class A Common Stock	0.40	0.48
Basic earnings per Class B Common Stock	0.40	0.47
Diluted earnings per Class A Common Stock	0.39	0.46
Diluted earnings per Class B Common Stock	0.38	0.46

Cash dividends declared per share:
Class A Common Stock	0.094	0.080
Class B Common Stock	0.086	0.073

Performance Ratios:
Return on average assets (ROA) from continuing operations	1.09%	1.44%
Return on average assets	1.09	1.42
Return on average equity (ROE) from continuing operations	13.89	17.95
Return on average equity	13.89	17.73
Efficiency ratio from continuing operations (4)	58	55

Yield on average earning assets	7.17	6.74
Cost of interest-bearing liabilities	4.08	3.46
Net interest spread	3.09	3.28
Net interest margin	3.73	3.85

Asset Quality Ratios:
Loans on non-accrual status	6,039	5,530
Loans past due 90 days or more and still on accrual	815	470
Total non-performing loans	6,854	6,000
Other real estate owned	213	499
Total non-performing assets	7,067	6,499
Non-performing loans to total loans	0.30%	0.28%
Allowance for loan losses to total loans	0.50	0.52
Allowance for loan losses to non-performing loans	168	184
Net loan charge-offs to average loans (from continuing operations)	0.58	0.13
Delinquent loans to total loans (5)	0.50	0.37

Other Information:
End of period full-time equivalent employees	769	662
Number of banking centers	38	35

Republic Bancorp, Inc. Financial Information

First Quarter 2007 Earnings Release (continued)

Balance Sheet Data

	Quarterly Comparison
Assets:	March 31, 2007	Dec. 31, 2006	Sept. 30 2006	June 30, 2006	March 31, 2006
Cash and cash equivalents	$78,447	$81,613	$66,145	$74,843	$74,952
Investment securities	525,077	561,772	510,974	442,373	462,611
Mortgage loans held for sale	12,914	5,724	1,530	4,162	6,756
Loans	2,309,121	2,300,888	2,223,509	2,204,733	2,120,422
Allowance for loan losses	(11,487)	(11,218)	(10,857)	(10,760)	(11,023)
Federal Home Loan Bank stock, at cost	23,453	23,111	22,666	22,351	21,905
Premises and Equipment, net	36,019	36,560	31,981	32,062	32,198
Goodwill	10,025	10,016	—	—	—
Other assets and interest receivable	38,268	38,321	30,796	29,174	31,102
Total assets	$3,021,837	$3,046,787	$2,876,744	$2,798,938	$2,738,923

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$306,923	$279,026	$282,134	$279,800	$300,142
Interest-bearing deposits	1,398,240	1,413,696	1,265,120	1,321,336	1,336,253
Total deposits	1,705,163	1,692,722	1,547,254	1,601,136	1,636,395
Securities sold under agreements to repurchase and other short-term borrowings	445,055	401,886	304,246	323,334	314,671
Federal Home Loan Bank advances	548,528	646,572	725,732	582,378	494,513
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	37,418	27,019	25,825	25,765	30,556
Total liabilities	2,777,404	2,809,439	2,644,297	2,573,853	2,517,375

Stockholders’ equity	244,433	237,348	232,477	225,085	221,548
Total liabilities and Stockholders’ equity	$3,021,837	$3,046,787	$2,876,774	$2,798,938	$2,738,923

Average Balance Sheet Data from Continuing Operations

	Quarterly Comparison
Assets:	March 31, 2007	Dec. 31, 2006	Sept. 30 2006	June 30, 2006	March 31, 2006
Federal funds sold and other	$10,266	$21,076	$15,474	$20,867	$5,713
Investment securities	579,516	594,836	492,363	484,970	524,139
Loans and fees	2,333,647	2,275,539	2,204,309	2,156,678	2,103,869
Total earning assets	2,923,429	2,891,451	2,712,146	2,662,515	2,633,721
Total assets	3,050,905	3,019,196	2,825,716	2,775,527	2,746,757

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$307,179	$279,144	$275,426	$286,620	$302,954
Interest-bearing deposits	1,387,040	1,372,028	1,299,197	1,305,983	1,318,936
Securities sold under agreements to repurchase and other short-term borrowings	432,698	427,736	345,156	342,753	329,233
Federal Home Loan Bank advances	607,375	638,459	609,548	547,211	504,719
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,468,353	2,479,463	2,295,141	2,237,187	2,194,128
Stockholders’ equity	239,182	234,613	228,112	223,853	219,847

Republic Bancorp, Inc. Financial Information

First Quarter 2007 Earnings Release (continued)

Income Statement Data

	Quarterly Comparison
	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006
Total interest income (6)	$52,426	$46,614	$43,778	$41,775	$44,373
Total interest expense	25,177	25,590	22,925	20,723	19,004
Net interest income	27,249	21,024	20,853	21,052	25,369

Provision for loan losses	3,680	289	110	573	1,330

Service charges on deposit accounts	4,152	4,462	4,291	4,089	3,663
Electronic refund check fees	3,429	148	3	523	3,428
Net RAL securitization income	2,607	240	113	404	2,014
Mortgage banking income	542	717	657	487	455
Debit card interchange fee income	1,004	970	935	899	840
Gain on sale of securities	—	300	—	—	—
Other	400	526	483	614	439
Total non interest income	12,134	7,363	6,482	7,016	10,839

Salaries and employee benefits	12,343	9,447	9,541	10,056	11,368
Occupancy and equipment, net	4,047	4,608	3,550	3,660	3,723
Communication and transportation	948	855	593	595	707
Marketing and development	821	731	543	605	580
Bankshares tax	663	254	546	546	556
Data processing	586	541	536	564	530
Debit card interchange expense	517	465	425	385	388
Supplies	458	324	289	310	348
Other	2,587	2,041	1,539	1,472	1,641
Total non interest expenses	22,970	19,266	17,562	18,193	19,841

Income from continuing operations before income tax expense	12,733	8,832	9,663	9,302	15,037
Income tax expense from continuing operations	4,427	2,896	3,309	3,337	5,176

Income from continuing operations before discontinued operations, net of income tax expense	8,306	5,936	6,354	5,965	9,861
Income (loss) from discontinued operations before income tax expense (benefit)		14	522	(3)	(174)

Income tax expense (benefit) from discontinued operations	—	4	182	(2)	(60)

Income (loss) from discontinued operations, net of income tax expense (benefit) (2)	—	10	340	(1)	(114)

Net income	$8,306	$5,946	$6,694	$5,964	$9,747

Republic Bancorp, Inc. Financial Information

First Quarter 2007 Earnings Release (continued)

	Four Quarter Comparison
	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Per Share Data (3):
Basic average shares outstanding	20,602	20,537	20,510	20,493
Diluted average shares outstanding	21,196	21,161	21,060	21,032

End of period shares outstanding:
Class A Common Stock	18,266	18,242	18,171	18,139
Class B Common Stock	2,350	2,350	2,351	2,356

Book value per share	$11.86	$11.53	$11.33	$10.98

Earnings per share from continuing operations:
Basic earnings per Class A Common Stock	0.40	0.29	0.31	0.29
Basic earnings per Class B Common Stock	0.40	0.28	0.30	0.28
Diluted earnings per Class A Common Stock	0.39	0.28	0.30	0.28
Diluted earnings per Class B Common Stock	0.38	0.27	0.29	0.28

Earnings per share from discontinued operations (2):
Basic earnings per Class A Common Stock	0.00	0.00	0.02	0.00
Basic earnings per Class B Common Stock	0.00	0.00	0.02	0.00
Diluted earnings per Class A Common Stock	0.00	0.00	0.02	0.00
Diluted earnings per Class B Common Stock	0.00	0.00	0.02	0.00

Earnings per share:
Basic earnings per Class A Common Stock	0.40	0.29	0.33	0.29
Basic earnings per Class B Common Stock	0.40	0.28	0.32	0.28
Diluted earnings per Class A Common Stock	0.39	0.28	0.32	0.28
Diluted earnings per Class B Common Stock	0.38	0.27	0.31	0.28

Cash dividends declared per share:
Class A Common Stock	0.094	0.094	0.094	0.094
Class B Common Stock	0.086	0.086	0.086	0.086

Performance Ratios:
Return on average assets (ROA) from continuing operations	1.09%	0.79%	0.90%	0.86%
Return on average assets	1.09	0.79	0.95	0.86
Return on average equity (ROE) from continuing operations	13.89	10.12	11.14	10.66
Return on average equity	13.89	10.14	11.74	10.66
Efficiency ratio from continuing operations (4)	58	68	64	65

Yield on average earning assets	7.17	6.45	6.46	6.28
Cost of interest-bearing liabilities	4.08	4.13	4.00	3.71
Net interest spread	3.09	2.32	2.46	2.57
Net interest margin	3.73	2.91	3.08	3.16

Asset Quality Data:
Loans on non-accrual status	6,039	5,980	5,435	6,569
Loans past due 90 days or more and still on accrual	815	413	205	564
Total non-performing loans	6,854	6,393	5,640	7,133
Other real estate owned	213	547	256	55
Total non-performing assets	7,067	6,940	5,896	7,188
Non-performing loans to total loans	0.30%	0.28%	0.25%	0.33%
Allowance for loan losses to total loans	0.50	0.49	0.49	0.49
Allowance for loan losses to non-performing loans	168	175	193	151
Net loan charge-offs to average loans (from continuing operations)	0.58	(0.01)	—	0.15
Delinquent loans to total loans (5)	0.50	0.49	0.53	0.41

Other Information:
End of period full-time equivalent employees	769	739	672	640
Number of banking centers	38	38	35	35

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between (I) Banking operations, (II) Mortgage banking operations, (III) Tax Refund Solutions and (IV) Deferred Deposits or “Payday Loans.” The Company substantially exited the deferred deposit business during the first quarter of 2006; therefore, its segment operations are presented as discontinued operations. Loans, investments and deposits provide the majority of revenue from banking operations; servicing fees and loan sales provide the majority of revenue from mortgage banking operations; Refund Anticipation Loan (“RAL”) fees, Electronic Refund Check (“ERC”) fees and Net RAL securitization income provide the majority of the revenue from Tax Refund Solutions; and fees for providing deferred deposits or payday loans have historically represented the primary revenue source for the deferred deposit segment. All Company segments are domestic. Segment information for the three months ended March 31, 2007 and 2006 follows:

	Three Months Ended March 31, 2007

(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations

Net interest income	$21,231	$5,919	$99	$27,249	$—
Provision for loan losses	209	3,471	—	3,680	—
Electronic Refund Check fees	—	3,429	—	3,429	—
Net RAL securitization income	—	2,607	—	2,607	—
Mortgage banking income	—	—	542	542	—
Other revenue	5,779	1	(224)	5,556	—
Income tax expense	2,108	2,251	68	4,427	—
Net income	3,956	4,223	127	8,306	—
Segment assets	2,998,214	10,644	12,979	3,021,837	—

	Three Months Ended March 31, 2006
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations

Net interest income	$20,112	$5,211	$46	$25,369	$481
Provision for loan losses	447	883	—	1,330	(293)
Electronic Refund Check fees	—	3,428	—	3,428	—
Net RAL securitization income	—	2,014	—	2,014	—
Mortgage banking income	—	—	455	455	—
Other revenue	5,072	2	(132)	4,942	—
Income tax expense (benefit)	2,519	2,600	57	5,176	(60)
Net income (loss)	4,798	4,954	109	9,861	(114)
Segment assets	2,724,823	7,414	5,596	2,737,833	1,090

Detail of Net RAL securitization income follows:

March 31, (in thousands)	2007	2006

Gain on sale of RALs	$2,607	$2,022
Loss on securitization residual	—	(8)
Net RAL securitization income	$2,607	$2,014

_____________________________________

(1) — The amount of loan fee income included in total interest income was $6.3 million and $5.7 million for the quarters ended March 31, 2007 and 2006.

(2) — Represents the Company substantially exiting the payday loan segment of business during the first quarter of 2006.

(3) — Prior period amounts have been restated to reflect the 5% stock dividend declared in the first quarter of 2007.

(4) — Equals total non-interest expense divided by the sum of net interest income and non interest income.

(5) — Equals total loans over 30 days past due divided by total loans.

(6) — The amount of loan fee income included in total interest income was as follows: $6.3 million (March 31, 2007), $888,000 (December 31, 2006), $971,000 (September 30, 2006), $1.2 million (June 30, 2006), and $5.7 million (March 31, 2006).